UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 27, 2010
Parkvale Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 2.02	Results of Operations and Financial Condition
Attached as Exhibit 99.1 is an earnings release for the three months ended September 30, 2010.
For the quarter ended September 30, 2010, Parkvale Financial Corporation (“the Company”) reported net income available to common shareholders of $1.8 million or $0.33 per diluted common share compared to $458,000 or $0.08 per diluted common share for the quarter ended September 30, 2009.
The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On October 28, 2010, the Board of Directors of Parkvale Financial Corporation elected Assistant Treasurer of the Company and Vice President of the Bank, Joseph C. DeFazio, to hold the title of Treasurer of the Company and the Bank. Mr. DeFazio, a twenty-six year employee of the Bank, has been serving as Assistant Treasurer of the Company since April 2003 and Vice President of the Bank since December 2000. Mr. DeFazio previously served as Assistant Controller and joined the Bank in October 1984 as Accounting Supervisor.

Item 5.07	Submission of Matters to a Vote of Security Holders
On October 28, 2010, the Company held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 5,529,211 shares of the Company’s common stock were entitled to vote as of August 30, 2010, the record date for the Annual Meeting. There were 4,852,856 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal No. 1 — Election of Directors
The shareholders elected two directors to serve a three-year term expiring in 2013 and until their respective successors are elected and qualified. The results of the vote were as follows:

			BROKER
NAME	FOR	WITHHELD	NON-VOTES

Robert J. McCarthy, Jr.	3,414,147	503,428	935,281

Patrick J. Minnock	3,428,794	488,781	935,281

Proposal No. 2 — Vote to Adopt a non-binding resolution to approve the compensation of our named executive officers.
The shareholders voted to approve the non-binding proposal on the compensation of the Company’s named executive officers. The results of the vote were as follows:

FOR	AGAINST	ABSTAINING

3,371,176	505,950	40,448
Proposal No. 3 — Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2011
The shareholders voted to ratify the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year 2011. The results of the vote were as follows:

FOR	AGAINST	ABSTAINING

4,349,536	486,353	16,967

Item 9.01	Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable
     (c) Not applicable.
     (d) The following exhibit is included with this Report:

Exhibit No.	Description

99.1	Press Release, dated October 27, 2010
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Gilbert A. Riazzi
	Name:	Gilbert A. Riazzi
	Title:	Chief Financial Officer

Date: November 1, 2010